SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 15, 2004

(Date of earliest event reported)

TROY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24413	33-0807798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2331 South Pullman Street, Santa Ana, California  92705

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (949) 250-3280

Item 4.               Changes in Registrant’s Certifying Accountant

On June 16, 2004, the Audit Committee of the Board of Directors of the Registrant approved a change in auditors.  The Committee selected Corbin & Company LLP to replace BDO Seidman, LLP (“BDO Seidman”), who resigned effective June 15, 2004.

On March 22, 2004, the Registrant formally engaged BDO Seidman to serve as its independent accountants for the fiscal year ending November 30, 2004.  BDO Seidman has not issued an opinion on the consolidated financial statements of the Registrant and its subsidiaries.  The reports issued by the Registrant’s then current independent auditors on its consolidated financial statements for the fiscal years ended November 30, 2003 and November 30, 2002, contained no adverse opinions, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles.

During the period from March 22, 2004 through June 15, 2004, (i) there were no disagreements between the Registrant and BDO Seidman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure within the meaning of Item 304(a)(1)(iv) of Regulation S-K and (ii) there were no reportable event described in Item 304(a)(1)(v) of Regulation S-K.

The Registrant has provided BDO Seidman with a copy of the disclosures contained herein and has filed as an exhibit hereto the response of BDO Seidman to such disclosures.

The Registrant did not consult with Corbin & Company LLP during the fiscal years ended November 30, 2003 and November 30, 2002 and the subsequent interim period, with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.	Financial Statements and Exhibits

	(c)	Exhibits

	16	Letter from BDO Seidman, LLP, the Registrant’s former independent accountants.

	99.1	Press Release dated June 16, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 18, 2004.

TROY GROUP, INC.

By	/s/Patrick J. Dirk
Patrick J. Dirk
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

16	Letter from BDO Seidman, LLP, the Registrant’s former independent accountants.

99.1	Press Release dated June 16, 2004